Exhibit 10.2

Kaiser Aluminum Corporation
2016 Equity and Incentive Compensation Plan
Restricted Stock Award Agreement for Non-Employee Directors
THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), effective as of the Date of Grant, evidences the grant of Restricted Stock by Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), to the Director named on the electronic cover page to which this Agreement is attached (the “Director”) pursuant to the provisions of the Kaiser Aluminum Corporation 2016 Equity and Incentive Compensation Plan (the “Plan”).
The Date of Grant of the shares of Restricted Stock granted hereunder, the number of shares of Restricted Stock granted hereunder and the date on which the restrictions on shares of Restricted Stock granted hereunder lapse are specified on the electronic cover page to which this Agreement is attached. Such electronic cover page is incorporated herein by reference.
This Agreement, the electronic cover page to which this Agreement is attached and the Plan collectively provide a complete description of the terms and conditions governing the Restricted Stock granted hereunder. If there is any inconsistency between the terms of this Agreement or the electronic cover page to which it is attached, on the one hand, and the terms of the Plan, on the other hand, the Plan’s terms shall control. All capitalized terms shall have the meanings ascribed to them in the Plan unless specifically set forth otherwise herein.
1.Service as a Director of the Company. Except as may otherwise be provided in Sections 5 or 6 of this Agreement, the shares of Restricted Stock granted hereunder are granted on the condition that the Director remains a Director of the Company from the Date of Grant set forth in the electronic cover page to which this Agreement is attached through (and including) the date (the “Vesting Date”) set forth under the “Vesting Schedule” on the electronic cover page to which this Agreement is attached.
This grant of Restricted Stock shall not confer any right to the Director (or any other Director) to be granted Restricted Stock or any other awards in the future under the Plan.
2.Certificate Legend. Each certificate representing, or book-entry account credited with, shares of Restricted Stock granted hereunder shall bear the following legend:
“The sale or other transfer of the shares of common stock represented hereby, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Kaiser Aluminum Corporation 2016 Equity and Incentive Compensation Plan (the “Plan”), and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Kaiser Aluminum Corporation.”

3.Receipt and Delivery of Stock; Removal of Restrictions.

a.
The Company shall not be required to deliver to the Director a certificate or certificates representing the shares of Restricted Stock granted hereunder registered in the Director’s name and bearing a legend evidencing the restrictions imposed on such shares of Restricted Stock by this Agreement; rather, the Company shall retain custody of such certificate or certificates until the restrictions imposed by this Agreement on the shares of Restricted Stock granted hereunder lapse as provided herein or until such shares are forfeited to the Company as provided herein. Alternatively, the shares of Restricted Stock granted hereunder may be credited to a book-entry account in the Director’s name, with instructions from the Company to the Company’s transfer agent that such shares shall remain restricted until the restrictions imposed by this Agreement on such shares lapse as provided herein or until such shares are forfeited to the Company as provided herein. The Director will be obligated, from time to time as requested by the Company, to provide the Company with a duly signed stock power in such form as may be requested by the Company.

b.
Except as may otherwise be provided herein and in the Plan, the shares of Restricted Stock granted hereunder shall become freely transferable by the Director on the date and in the number set forth under the “Vesting Schedule” on the electronic cover page to which this Agreement is attached subject to all restrictions on transfers imposed by the Company’s certificate of incorporation, bylaws or insider trading policies as in effect from time to time or by applicable federal or state securities laws. Once shares of Restricted Stock granted hereunder are no longer subject to any restrictions on transfer under this Agreement or the Plan, the Director shall be entitled to have the legend required by Section 2 of this Agreement removed from the applicable certificates or book-entry account.

4.Voting Rights and Dividends. Prior to the Vesting Date, the Director may exercise full voting rights and shall receive all dividends and other distributions paid with respect to the shares of Restricted Stock granted hereunder and held by the Director at the relevant time; provided, however, that if any such dividends or distributions are paid in shares of the Company’s capital stock, such shares shall be subject to the same restrictions on transferability as are the shares of Restricted Stock with respect to which they were paid.
5.Cessation of Service as a Director.

a.
By Death. In the event the Director’s service as a Director ceases by reason of death prior to the Vesting Date, all restrictions pursuant to the Plan and this Agreement on all shares of Restricted Stock granted hereunder and held by the Director at the time of death shall lapse and such shares of Restricted Stock shall become non-forfeitable and freely transferable (subject, however, to all restrictions on transfer imposed by the Company’s certificate of incorporation, bylaws or insider trading policies as in effect from time to time or by applicable federal or state securities laws) by such beneficiary or beneficiaries that have been named by the Director as contemplated by Section 8 of this Agreement or by such beneficiary or beneficiaries that have acquired the Director’s rights to such shares of Restricted Stock by will or the laws of descent and distribution. Once the shares of Restricted Stock granted hereunder are no longer subject to any restrictions on transfer pursuant to the Plan and this Agreement, the holder or holders of such shares shall be entitled to have the legend required by Section 2 of this Agreement removed from the applicable stock certificates or book-entry account.

b.
By Disability. In the event the Director’s service as a Director ceases by reason of Disability (as defined in this Section 5(b)) prior to the Vesting Date, all restrictions pursuant to the Plan and this Agreement on all shares of Restricted Stock granted hereunder and held by the Director at the time the Director ceases to be a Director shall lapse and such shares of Restricted Stock shall become non-forfeitable and freely transferable (subject, however, to all restrictions on transfer imposed by the Company’s certificate of incorporation, bylaws or insider trading policies as in effect from time to time or by applicable federal or state securities laws) by the Director. Once the shares of Restricted Stock granted hereunder are no longer subject to any restrictions on transfer pursuant to the Plan and this Agreement, the Director shall be entitled to have the legend required by Section 2 of this Agreement removed from the applicable stock certificates or book-entry account.

“Disability” shall be defined as a bodily injury, disease or mental disorder which results in the inability of the Director to continue to serve as a Director.

c.
For Other Reasons. In the event the Director’s service as a Director ceases for any reason other than the reasons set forth in Section 5(a) or 5(b) of this Agreement prior to the Vesting Date, all shares of Restricted Stock granted hereunder, to the extent still subject to the restrictions on transfer pursuant to the Plan and this Agreement, shall be forfeited by the Director to the Company.

6.Change in Control. In the event of a Change in Control of the Company after the Date of Grant but prior to the Vesting Date and prior to the Director ceasing to be a Director, all restrictions pursuant to the Plan and this Agreement on all Restricted Stock granted herein shall immediately lapse and all shares of Restricted Stock granted hereunder and held by the Director at the time of such Change in Control shall become non-forfeitable and freely transferable (subject, however, to all restrictions on transfers imposed by the Company’s certificate of incorporation, bylaws or insider trading policies as in effect from time to time or by applicable federal or state securities laws) by the Director.
7.Restrictions on Transfer. Unless otherwise determined by the Committee in accordance with the Plan, prior to the Vesting Date, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated (a “Transfer”), other than as contemplated in Section 8 of this Agreement or by will or the laws of descent and distribution. If, prior to the Vesting Date, any Transfer, whether voluntary or involuntary, of shares of Restricted Stock granted hereunder is made other than in accordance with this Agreement or the Plan, or if any attachment, execution, garnishment or lien shall be issued against or placed upon shares of Restricted Stock granted hereunder, all shares of Restricted Stock granted hereunder then held by the Director shall be immediately forfeited to the Company, and all obligations of the Company under this Agreement shall terminate. Any purported Transfer in violation of the provisions of this Agreement or the Plan shall be null and void.
8.Beneficiary Designation. The Director may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of the Director’s death before the payment of such benefit. Each such designation shall revoke all prior designations by the Director, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Director in writing with the Vice President

Human Resources of the Company during the Director’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Director’s death shall be paid in accordance with the Director’s will or the laws of descent and distribution.
9.Miscellaneous.

a.
This Agreement and the rights of the Director hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Director.

b.
In accordance with Section 18 of the Plan, the Board may terminate, amend or modify the Plan at anytime without the consent of the Director; provided, however, that no such amendment will impair the rights of the Director hereunder without the Director’s consent.

c.	The shares of Restricted Stock subject to this Agreement are subject to adjustment as provided in Section 11 of the Plan.

d.
The Director shall be obligated to take all steps necessary to comply with all applicable provisions with respect to transfers of the Company’s securities imposed by the Company’s certificate of incorporation, bylaws and insider trading policies and federal and state securities laws, each as in effect from time to time, in exercising his or her rights under this Agreement.

e.
All obligations of the Company under the Plan and this Agreement shall be binding on any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company.

f.	This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

g.
Notice hereunder shall be given to the Company at its principal place of business or such other address as the Company may subsequently furnish to the Director in writing, and shall be given to the Director at the address of such Director that is specified in the Company’s records.

h.
The Director is deemed to be bound by the terms and conditions governing the Restricted Stock granted hereunder as the same are set forth in this Agreement, the electronic cover page to which this Agreement is attached and the Plan, regardless of whether the Director acknowledges acceptance of such grant by electronic communication or other written communication.

i.
If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.